UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 21, 2011

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On April 21, 2011, the General Partner of Enbridge Energy Partners, L.P. (the “Partnership”) amended the Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) to modify certain definitions related to target distribution amounts and minimum distribution amounts in connection with the previously announced split of the Partnership’s units effected by a distribution on April 21, 2011 of one common unit for each common unit outstanding and one i-unit for each i-unit outstanding to unit holders of record on April 7, 2011. The foregoing is qualified in its entirety by reference to the amendment which is included as Exhibit 3.1 to this Current Report.

Item 8.01 Other Events

On April 25, 2011, the Partnership issued a press release announcing the completion on April 21, 2011 of the two-for-one split of the Partnership’s common units and i-units. The two-for-one split was effected by a distribution of one unit for each unit outstanding and held by holders of record on April 7, 2011. The Class A common units will trade on a post-split basis on the New York Stock Exchange beginning at the opening of trading on April 25, 2011. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

	By:	Enbridge Energy Management, L.L.C.,
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: April 25, 2011	By:	/s/ Bruce A. Stevenson
Bruce A. Stevenson
Corporate Secretary
(Duly Authorized Officer)

Index of Exhibits

Exhibit No.	Description

3.1	Amendment No. 3 to the Fourth Amended and Restated Agreement of Limited Partnership of Enbridge Energy Partners, L.P.

99.1	Press release of Enbridge Energy Partners, L.P. dated April 25, 2011 announcing completion of unit split.